Exhibit 10.6
SECURITY AGREEMENT
             THIS SECURITY AGREEMENT (this “Agreement”), made on the 27th day of July, 2006, by Rainier Home Health Care Pharmacy, Inc., a Washington corporation, having its chief executive office at 1600 South Lane, Seattle, WA 98144 (Organizational I.D. No. 600 635 804) (“Rainier”), Precision HealthCare, Inc., a Tennessee corporation, having its chief executive office at 441 Donelson Pike, Suite 395, Nashville, TN 37214 (Organizational I.D. No. 0384185) (“Precision”), Long Term Rx, Inc., an Indiana corporation, having its chief executive office at 540 N. Memorial, New Castle, IN 47362 (Organizational I.D. No. 1996010564) (“Long Term Rx”), Home Med Channel, Inc., an Indiana corporation having its chief executive office at 10689 North Pennsylvania Street, Indianapolis, Indiana 46280 (Organizational I.D. No. 1996011223) (“Home Med”), Holland Compounding Pharmacy, Inc., a Washington corporation having its chief executive office at 810 Metcalf, Sedro-Woolley, Washington 98284 (Organizational I.D. No. 602 536 908) (“Holland CP”), and Holland Drug Stores, Inc., a Washington corporation, having its chief executive office at 810 Metcalf, Sedro-Woolley, Washington 98284 (Organizational I.D. No. 602 531 315) (“Holland,” and collectively with Rainier, Precision, Long Term Rx, Home Med, and Holland CP, “Guarantors”) in favor of Michael G. Browning (“Secured Party”).
WITNESSETH THAT:
             WHEREAS, Guarantors have executed a Guaranty dated as of the date hereof (the “Guaranty”) in favor of Secured Party to secure the obligations of Standard Management Corporation (“Borrower”) under a Secured Promissory Note of even date herewith in the original principal amount of $2,837,087.67 (the “Note”) and under the Fee Letter (as defined in the Guaranty); and
             WHEREAS, as security for the satisfaction and payment of the Note and the obligations under the Fee Letter and to secure their obligations under the Guaranty, Guarantors have agreed to grant Secured Party a security interest in the Collateral (as hereinafter defined), on the terms and subject to the conditions set forth in this Agreement;
             NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Guarantors hereby agree as follows:
              1. Grant of Security Interest. Each Guarantor hereby grants to Secured Party a continuing security interest in all of the following tangible and intangible personal property of such Guarantor, whether now owned or existing or hereafter acquired or arising, and wherever located (collectively, the “Collateral”):
          (a) all accounts, contract rights, general intangibles (including without limitation, Guarantor’s right, title and interest in trademarks, trade names, servicemarks and symbols, patents and/or patent applications now or hereafter used), investment property, instruments, chattel paper, invoices, contracts, claims, agreements, commercial tort claims, electronic chattel paper, letter-of-credit rights, payment intangibles, books and records, securities, whether constituting uncertificated or certificated securities, policies or certificates of insurance (including unearned premiums thereon), cash funds, deposits, deposit accounts and other rights and evidence of rights to cash, now or hereafter created, documents, documents of title and choses in action;

           (b) all inventory, equipment, goods, machinery, motor vehicles, and all other goods and personal property; and
          (c) all additions, accessions and accessories to, substitutions for, replacements, products and cash and non-cash proceeds of, any or all of the foregoing, including without limitation, insurance proceeds.
              2. Secured Indebtedness. Guarantors pledge and grant a security interest in the Collateral to Secured Party, according to the terms of this Agreement, to secure the following (collectively, the “Liabilities”):
          (a) the due and punctual payment by Borrower of the principal of and interest (including interest accruing under the terms of the Note during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Note, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise;
          (b) the due and punctual payment and performance by Borrower of its obligations under the Fee Letter;
          (c) the full and prompt payment and performance of all of the provisions, agreements, covenants, and obligations herein contained and contained in the Guaranty;
          (d) any and all additional advances made by Secured Party to protect or preserve the Collateral or the lien created on such property, or for taxes, assessments or insurance premiums as hereinafter provided, or for performance of any of Guarantors’ obligations hereunder or Borrower’s obligations under the Note or the Fee Letter or for any other purpose provided herein or in the Note (whether or not the original Guarantor remains the owner of the Collateral at the time of such advances and it being understood that Secured Party is not under any obligation to make future advances);
           (e) all costs and expenses, including attorneys’ fees and expenses, incurred by Secured Party in the collection or enforcement of any of the Liabilities described in (a), (b), (c), or (d) above; and
           (f) all extensions, renewals, and modifications of any of the Liabilities described in (a), (b), (c), (d), or (e) above.
              3. Representations and Warranties of Guarantors. To further secure the payment, performance and satisfaction of the Liabilities, Guarantors hereby represent and warrant the following to Secured Party:
           (a) Name. Rainier is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington with the exact legal name of “Rainier Home Health Care Pharmacy, Inc.” and a Washington organizational number of 600 635 804. Precision is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee with the exact legal name of “Precision Healthcare, Inc.” and a Tennessee organizational number of 0384185. Long Term Rx is a corporation duly organized, validly existing, and in good standing under the laws of the State of Indiana with the exact legal name of “Long Term Rx, Inc.” and an Indiana organizational number of 1996010564. Home Med is a corporation duly organized, validly existing, and in good standing under the laws of the State of Indiana with the exact legal name of “Home Med Channel, Inc.,” and an Indiana organizational number of 1996011223. Holland CP is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington with the exact legal name of “Holland Compounding Pharmacy, Inc.” and a Washington organizational number of 602 536 908. Holland is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington with the exact legal name of “Holland Drug Store, Inc.” and a Washington organizational number of 602 531 315.
          (b) Title. Guarantors have full and absolute title to the Collateral, except for the lien created hereby and any other liens specifically described on Schedule 3(b) (the “Permitted Liens”), and Guarantors have the right to subject the Collateral to the security interest granted by this Agreement. There are no security agreements or financing statements affecting the Collateral, or any part thereof, other than with respect to (i) the Permitted Liens and (ii) security interests created in Secured Party.
           (c) Possession. Except for Collateral in the possession of Secured Party, or any lender holding a Permitted Lien, Guarantors have possession of all the Collateral. All the Collateral is located at the locations described in Schedule 3(c) hereto. Each Guarantor maintains its principal place of business at the address set forth in the introductory paragraph hereto.
           (d) Financing Statements. Fully executed Uniform Commercial Code financing statements or other appropriate filings, recordings, or registrations containing a description of the Collateral have been delivered to Secured Party for filing in each governmental, municipal, or other office required under the Uniform Commercial Code, which are all the filings, recordings, and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of Secured Party in respect of all Collateral in which a security interest may be perfected by filing of a financing statement, and no further or subsequent filing, refiling, recording, rerecording, registration, or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.
           (e) Perfection. The security interest granted hereby constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Liabilities, and (ii) subject to the completion of the filings described in Section 3(d) above, a perfected security interest in all Collateral in which a security interest may be perfected by filing of a financing statement pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions.
              4. Covenants of Guarantors. To further secure the payment, performance and satisfaction of the Liabilities, Guarantors hereby covenant and agree as follows:
           (a) Maintenance of Possession. Guarantors will preserve their interest in and title to the Collateral and will warrant and defend the validity of the lien and security interest created herein against the claims of all Persons whomsoever, subject to the Permitted Liens.

          (b) Condition of Collateral. Guarantors will maintain the Collateral in good condition, repair and operating order, ordinary wear and tear excepted, and from time to time make, or cause to be made, all reasonable repairs, renewals and replacements thereto and will not permit it to be wasted, destroyed, or used in material violation of any local, state or federal ordinance, rule, or law, or contrary to the provisions of any insurance policy related thereto.
           (c) Inspection. Secured Party, its agents and representatives may enter upon Borrower’s property to examine and inspect the Collateral at any reasonable time or times.
           (d) Insurance. Guarantors will keep the Collateral at all times insured against risk of loss or damage by fire and theft, all in such amounts, under such forms of policies, upon such terms, for such periods and written by such companies as are reasonably acceptable to Secured Party (such insurance, the “Required Insurance”). Such policies shall provide that losses will be payable to Secured Party, other lien holders and Guarantors as their interests may appear, and that Secured Party shall receive at least thirty (30) days’ prior written notice of any alteration, cancellation or termination thereof. Upon request by Secured Party from time to time, Guarantors will furnish to Secured Party certificates of insurance from the insurer with respect to each of the policies providing Required Insurance.
           (e) Protection of Collateral. Except for disposition of inventory in the ordinary course of business, Guarantors will not, without the prior written consent of Secured Party, sell, assign, transfer, or otherwise dispose of any material portion of the Collateral. Guarantors will give Secured Party at least ten (10) days’ prior written notice of any change in any Guarantor’s name, the jurisdiction in which such Guarantor is organized, the location of any Guarantor’s principal place of business or the location of any part of the Collateral, or records thereof in the case of accounts and general intangibles.
           (f) Financing Statements, Certificates, Etc. Guarantors will perform such acts as Secured Party reasonably deems necessary or appropriate to establish and maintain in Secured Party a valid priority lien and security interest (subject only to Permitted Liens) in the Collateral to secure full and prompt performance and payment of the Liabilities. Guarantors authorize Secured Party to sign and file, without Guarantors’ signature, such financing and continuation statements, amendments and supplements thereto, notices to third parties, and other documents which Secured Party may from time to time reasonably deem necessary to perfect, preserve and protect its security interest in the Collateral. Guarantors will execute and deliver to Secured Party any such financing statements and documents and furnish, execute, and endorse such other documents, agreements, instruments, certificates, and certificates of title with Secured Party’s security interest noted thereon or executed applications for said certificates as Secured Party may from time to time reasonably request to evidence, perfect, preserve, and protect its security interest in the Collateral.
     (g) Taxes and Assessments. Guarantors will pay promptly when due all taxes, assessments, and governmental charges or levies upon or against the Collateral before the same become delinquent and before penalties accrue thereon. Notwithstanding the foregoing, Guarantors shall not be required to pay or discharge such obligations, so long as (i) the applicability, validity, or amount thereof shall be contested in good faith by appropriate proceedings or actions, and (ii) Guarantors diligently pursues such lawful claims.

              5. Survival of Warranties and Covenants. All of Guarantors’ representations, warranties and covenants made herein shall survive the execution of this Agreement, until all Liabilities are satisfied in full, at which time they shall expire and be of no further force or effect.
              6. Events of Default. Each of the following (each, an “Event of Default”) shall constitute a breach of and default under this Agreement:
                  (a) non-payment or default by Guarantors in the timely and full payment or performance of any of the Liabilities;
                  (b) non-performance or breach by Guarantors of any covenant or agreement in this Agreement; or
                  (c) the untruth, inaccuracy or breach of any representation or warranty of Guarantors contained in this Agreement.
              7. Remedies Upon Default. Time is of the essence under this Agreement. Upon the occurrence and during the continuance of any Event of Default, Secured Party shall be entitled to declare all of the Liabilities to be immediately due and payable, whereupon the same shall become immediately due and payable, without notice, presentation, demand, protest, notice of protest, or other notice of dishonor of any kind, all of which are hereby expressly waived. In addition, upon the occurrence and during the continuance of any Event of Default, Secured Party shall have all the remedies of a secured party under the Uniform Commercial Code as adopted and in effect in the State of Indiana and as otherwise provided by applicable law, including, but not limited to, the following:
           (a) Secured Party may take possession of the Collateral and may use it after having done so. For purposes of taking possession, Secured Party may enter upon any premises on which the Collateral may be situated without legal process and remove the Collateral.
           (b) Secured Party may notify any Person indebted to Guarantors to pay Secured Party directly any amounts due Guarantors under any account, general intangible, contract, instrument, agreement, chattel paper or any other item that is part of the Collateral, and Secured Party may enforce payment of the same through legal proceedings, or otherwise, in its own name or in the name of Guarantors.
           (c) Secured Party may require Guarantors to assemble the Collateral and make it available at a place designated by Secured Party, whether at Guarantors’ premises or elsewhere.
           (d) Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party shall give Guarantors at least ten (10) days’ prior written notice, at its address for notices stated in paragraph 9 below, of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. A disposition complying with this subparagraph shall be deemed a commercially reasonable disposition of the Collateral. The reasonable expenses of retaking, holding, preparing for sale, selling and the like, and reasonable attorneys’ fees and expenses incurred by Secured Party, may be paid from the proceeds of the disposition.

           (e) Secured Party may obtain the appointment of a receiver respecting the Collateral upon such notice as may be required by applicable law and without notice (if permitted by such law) or the requirement of the posting of a bond, and may obtain immediate possession thereof in replevin.
           (f) Guarantors will not insist upon or claim the benefit or advantage of any appraisement, valuation, stay, extension, moratorium, redemption, or similar law now or hereafter in force to prevent, delay or hinder the enforcement of this Agreement or the absolute sale of any part of the Collateral or the possession thereof by any purchaser at any sale pursuant hereto. Guarantors hereby waive the benefit of all such laws, and all right to have the Collateral marshaled upon any foreclosure of this Agreement, and agrees that any court having jurisdiction to foreclose this Agreement may order the sale of the Collateral as an entirety.
All remedies of Secured Party shall be cumulative to the fullest extent provided by law. Pursuit by Secured Party of certain judicial or other remedies shall not abate or bar resort to other remedies with respect to the Collateral, and pursuit of certain remedies with respect to all or some of the Collateral shall not bar other remedies with respect to the Liabilities or to other portions of the Collateral. Secured Party may exercise its rights to the Collateral without resorting or regard to other collateral or sources of security or reimbursement for the Liabilities.
              8. Nonwaiver, Expenses, Proceeds of Collateral. No waiver by Secured Party of any of its rights or of any Event of Default shall be effective unless in writing, and in no event shall such a waiver operate as a waiver of any other of its rights, any other Event of Default or of the same rights or an Event of Default on any future occasion. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. Guarantors shall pay to Secured Party on demand any and all reasonable costs and expenses, including reasonable attorneys’ fees and costs, incurred or paid by Secured Party in perfecting, protecting or enforcing its rights and interest with respect to the Collateral. After deducting all of such costs and expenses the residue of any proceeds of collection or sale of the Collateral shall be applied to the payment of the Liabilities and Guarantors shall remain fully liable for any deficiency. Every right and remedy given this Agreement or under any applicable law available to Secured Party may be exercised from time to time and as often as may be deemed expedient by Secured Party.
              9. Notices. All notices or other written communications contemplated by this Agreement shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, (ii) one (1) business day after having been deposited for overnight delivery with any reputable overnight courier service, (iii) on the day of receipt of a confirmed transmission, if delivered by facsimile to the number set forth below, or (iv) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Secured Party:	Mr. Michael G. Browning
c/o Browning Investments, Inc.
6100 West 96th Street
Suite 250
Indianapolis, IN 46278

and copy to:	Baker & Daniels LLP
300 North Meridian Street, Suite 300
Indianapolis, Indiana 46204
Facsimile No.: 317-237-1000
Attention: James M. Carr

If to Guarantors:	Standard Management Corporation
10689 N. Pennsylvania St.
Indianapolis, IN 46280
Attention: Ronald D. Hunter
Facsimile No.: 317-574-6227

and copy to:	Sommer Barnard
One Indiana Square, Suite 3500
Indianapolis, IN 46204
Attention: Robert J. Hicks
Facsimile No.: 317-713-3699
or addressed as such party may from time to time designate by written notice to the other party.
              10. Governing Law. This Agreement shall be governed, construed, applied and enforced in accordance with the internal laws of the State of Indiana, without regard to its conflicts of law rules.
              11. Partial Invalidity. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.
              12. Titles and Headings; Rules of Construction. Titles and headings to articles and sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Whenever the context so requires the use of or reference to any gender includes the masculine, feminine and neuter genders; and all terms used in the singular shall have comparable meanings when used in the plural and vice versa.
              13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original hereof and all of which, taken together, shall constitute one and the same instrument.
[Signature Page Follows]

          IN WITNESS WHEREOF, Guarantors caused this Agreement to be executed as of the day and year first above written.

Rainier Home Health Care Pharmacy, Inc.

By:	/s/ Michael B. Berry

Printed: Michael B. Berry
Title: Treasurer

Precision Healthcare, Inc.

By:	/s/ Michael B. Berry

Printed: Michael B. Berry
Title: Treasurer

Long Term Rx, Inc.

By:	/s/ Michael B. Berry

Printed: Michael B. Berry
Title: Treasurer

Home Med Channel, Inc.

By:	/s/ Michael B. Berry

Printed: Michael B. Berry
Title: Treasurer

Holland Compounding Pharmacy, Inc.

By:	/s/ Michael B. Berry

Printed: Michael B. Berry
Title: Treasurer

Holland Drug Store, Inc.

By:	/s/ Michael B. Berry

Printed: Michael B. Berry
Title: Treasurer

Schedule 3(b)
Permitted Liens

Schedule 3(c)
Collateral Locations